                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                 AMENDMENT NO. 1

                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      DECEMBER 14, 1999 (NOVEMBER 29, 1999)
                     Date of Report (Date of earliest event
                                    reported)


                           ELECTRONIC PROCESSING, INC.
             (Exact name of Registrant as specified in its charter)


          MISSOURI                     0-22081                  48-1056429
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)



                                501 KANSAS AVENUE
                              KANSAS CITY, KS 66105
                    (Address of principal executive offices)



                                 (913) 321-6392
              (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) AND (b)    FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS.

         On November 29, 1999, the Registrant acquired certain assets from DCI Chapter 7 Solutions, Inc. ("DCI"), which is a wholly-owned subsidiary of Union Bank of California, N.A. ("UBOC"). Simultaneously with that asset purchase, the Registrant acquired certain computer equipment owned by UBOC and used by customers of DCI in connection with the DCI business. The aggregate purchase price paid by the Registrant for the assets acquired from DCI and UBOC (prior to direct acquisition costs) was $10,000,000, which was paid by the Registrant from its existing cash and investments.

         DCI provided bankruptcy administration software to Chapter 7 bankruptcy trustees and was a primary competitor of the Registrant in the Chapter 7 bankruptcy trustee software business. As of November 29, 1999, DCI had approximately 240 Chapter 7 trustee clients, with an aggregate deposit base of approximately $350 million. While DCI had its primary banking relationship with UBOC, it also maintained Chapter 7 trustee deposits with various other national and regional banks. The Registrant believes that the total Chapter 7 trustee deposits for DCI customers held in bank accounts other than UBOC accounts was approximately $110 million as of November 29, 1999.

         The Registrant acquired the assets of DCI in order to gain immediate access to their Chapter 7 Trustee customer base and related deposit amounts so as to facilitate an increase in market share in this segment of the Registrant's business. In that regard, it is important to note that the Registrant did not deem the financial statements of DCI to be a relevant factor in determining the purchase price or the projected operating performance of this business under the Registrant's ownership. This is due primarily to the fact that the dealings between UBOC and its wholly-owned subsidiary, DCI, were related party transactions, while the DCI business will be operated by the Registrant as part of its free-standing Chapter 7 business. The Registrant believes it is important for its stockholders and prospective investors to understand this difference when reviewing the financial statements for the acquired DCI business.

         The following financial statements for the acquired business are filed with this Amendment:

         1.   DCI Chapter 7 Solutions, Inc. Accountants' Report and Financial
              Statements as of November 28, 1999 and December 31, 1998.
         2.   Pro Forma Condensed Combined Balance Sheet as of September 30,
              1999.
         3. Pro Forma Condensed Combined Income Statement for the nine months ended September 30, 1999.
         4. Pro Forma Condensed Combined Income Statement for the three months ended December 31, 1998.
         5.   Notes to Pro Forma Condensed Combined Financial Information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ELECTRONIC PROCESSING, INC.

Date:  February 14, 2000

                                       By:       /s/ Tom W. Olofson
                                            ----------------------------------
                                       Name:     Tom W. Olofson
                                       Title:    Chairman of the Board, Chief
                                                 Executive Officer and Director

                          DCI CHAPTER 7 SOLUTIONS, INC.

                  Accountants' Report and Financial Statements

                     November 28, 1999 and December 31, 1998


                                     [LOGO]

                          DCI CHAPTER 7 SOLUTIONS, INC.

                     NOVEMBER 28, 1999 AND DECEMBER 31, 1998


                                    CONTENTS

                                                                     PAGE
                                                                     ----
INDEPENDENT ACCOUNTANTS' REPORT....................................   1

FINANCIAL STATEMENTS
    Balance Sheets.................................................   2
    Statements of Operations.......................................   3
    Statements of Changes in Stockholders' Equity..................   4
    Statements of Cash Flows.......................................   5
    Notes to Financial Statements..................................   6

                         INDEPENDENT ACCOUNTANTS' REPORT



Board of Directors
Union Bank of California, N.A.
San Francisco, California


    We have audited the accompanying balance sheets of DCI CHAPTER 7 SOLUTIONS, INC. (a wholly-owned subsidiary of Union Bank of California, N.A.) as of November 28, 1999 and December 31, 1998, and the related statements of operations, changes in stockholders' equity and cash flows for the period September 2, 1998 through December 31, 1998 and for the period January 1, 1999 through November 28, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DCI CHAPTER 7 SOLUTIONS, INC. as of November 28, 1999 and December 31, 1998, and the results of its operations and its cash flows for the period September 2, 1998 through December 31, 1998 and the period January 1, 1999 through November 28, 1999 in conformity with generally accepted accounting principles.


                                       BAIRD, KURTZ & DOBSON


Kansas City, Missouri
January 14, 2000

                          DCI CHAPTER 7 SOLUTIONS, INC.

                                 BALANCE SHEETS

                     NOVEMBER 28, 1999 AND DECEMBER 31, 1998


                                     ASSETS

                                                                         1999           1998
                                                                     -----------    -----------
CURRENT ASSETS
    Cash                                                             $   443,115    $   706,657
    Accounts receivable, trade                                            42,304        220,024
    Inventory                                                              3,394         30,959
    Deferred income taxes                                                 28,688
                                                                     -----------    -----------
                Total Current Assets                                     517,501        957,640
                                                                     -----------    -----------

PROPERTY AND EQUIPMENT, At cost
    Furniture and fixtures                                                45,541          5,500
    Computer equipment                                                     7,875          3,196
    Data processing equipment                                             14,542
    Software                                                             250,000        250,000
                                                                     -----------    -----------
                                                                         317,958        258,696
    Less accumulated depreciation                                         74,618         17,461
                                                                     -----------    -----------
                                                                         243,340        241,235
                                                                     -----------    -----------

OTHER ASSETS
    Excess of cost over fair value of net assets acquired, net of
       accumulated amortization                                        2,565,976      3,193,215
    Deferred income taxes                                                270,898        125,100
    Other                                                                  3,000
                                                                     -----------    -----------
                                                                       2,839,874      3,318,315
                                                                     -----------    -----------

                                                                     $ 3,600,715    $ 4,517,190
                                                                     ===========    ===========


See Notes to Financial Statements

LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                         1999           1998
                                                                     -----------    -----------
CURRENT LIABILITIES
     Accounts payable and accrued expenses                           $    10,498    $    48,452
     Note payable                                                                       200,000
     Retention bonus payable                                              75,000         75,000
     Income taxes payable - parent                                        29,820        132,745
     Deferred income taxes                                                               20,831
                                                                     -----------    -----------
                Total Current Liabilities                                115,318        477,028
                                                                     -----------    -----------

LONG-TERM LIABILITIES
     Retention bonus payable                                             100,000        175,000
                                                                     -----------    -----------

STOCKHOLDERS' EQUITY
     Common stock, $1.00 par value; 25,000 shares
       authorized, issued and outstanding                                 25,000         25,000
     Additional paid-in capital                                        4,275,000      4,275,000
     Retained earnings (deficit)                                        (914,603)      (434,838)
                                                                     ------------   -----------
                                                                       3,385,397      3,865,162
                                                                     -----------    -----------


                                                                     $ 3,600,715    $ 4,517,190
                                                                     ===========    ===========

                           DCI CHAPTER 7 SOLUTIONS, INC.

                             STATEMENTS OF OPERATIONS

                 PERIOD JANUARY 1, 1999 THROUGH NOVEMBER 28, 1999
              AND PERIOD SEPTEMBER 2, 1998 THROUGH DECEMBER 31, 1998

                                                                         1999           1998
                                                                     -----------    -----------
OPERATING REVENUES                                                   $ 1,476,497    $   627,716
                                                                     -----------    -----------

OPERATING EXPENSES
     General and administrative                                        1,550,810      1,078,819
     Depreciation and amortization                                       684,396        245,547
                                                                     -----------    -----------
                                                                       2,235,206      1,324,366
                                                                     -----------    -----------

LOSS FROM OPERATIONS                                                    (758,709)      (696,650)

INTEREST EXPENSE                                                           8,288          2,712
                                                                     -----------    -----------

LOSS BEFORE INCOME TAX BENEFIT                                          (766,997)      (699,362)

INCOME TAX BENEFIT                                                      (287,232)      (264,524)
                                                                     -----------    -----------

NET LOSS                                                             $  (479,765)   $  (434,838)
                                                                     ===========    ===========

LOSS PER SHARE INFORMATION
     Basic and diluted                                                 $  (19.19)     $  (17.39)
                                                                       =========      =========




See Notes to Financial Statements

                         DCI CHAPTER 7 SOLUTIONS, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                PERIOD JANUARY 1, 1999 THROUGH NOVEMBER 28, 1999
             AND PERIOD SEPTEMBER 2, 1998 THROUGH DECEMBER 31, 1998



                                                                                         Additional           Retained
                                                                          Common           Paid-In            Earnings
                                                           Total           Stock           Capital            (Deficit)
                                                      --------------     ---------     --------------       -------------

BALANCE, SEPTEMBER 2, 1998                            $   4,300,000      $  25,000     $    4,275,000       $          0

    Net loss                                               (434,838)                                            (434,838)
                                                      --------------     ---------     --------------       -------------

BALANCE, DECEMBER 31, 1998                                3,865,162         25,000          4,275,000           (434,838)

    Net loss                                               (479,765)                                            (479,765)
                                                      --------------     ---------     --------------       -------------

BALANCE, NOVEMBER 28, 1999                            $   3,385,397      $  25,000     $    4,275,000       $   (914,603)
                                                      =============      =========     ==============       =============






See Notes to Financial Statements

                         DCI CHAPTER 7 SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS

                PERIOD JANUARY 1, 1999 THROUGH NOVEMBER 28, 1999
             AND PERIOD SEPTEMBER 2, 1998 THROUGH DECEMBER 31, 1998


                                                                                             1999                1998
                                                                                         -----------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                            $  (479,765)      $    (434,838)
     Items not requiring (providing) cash:
         Depreciation                                                                         57,157              17,461
         Amortization of intangible assets                                                   627,239             228,086
         Deferred income taxes                                                              (195,317)           (104,269)
     Changes in:
         Accounts receivable                                                                 177,720            (220,024)
         Inventory                                                                            27,565             (11,522)
         Other assets                                                                         (3,000)
         Accounts payable and accrued expenses                                               (37,954)             48,452
         Income taxes payable/refundable - parent                                           (102,925)            132,745
         Retention bonus payable                                                             (75,000)            250,000
                                                                                         ------------      -------------
                  Net cash used in operating activities                                       (4,280)            (93,909)
                                                                                         ------------      --------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of substantially all business assets of DCI Corporation                                      (3,496,238)
     Purchase of property and equipment                                                      (59,262)             (3,196)
                                                                                         ------------      -------------
                  Net cash used in investing activities                                      (59,262)         (3,499,434)
                                                                                         ------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Payment on note payable                                                                (200,000)
                                                                                         ------------
                  Net cash used in financing activities                                     (200,000)
                                                                                         ------------

DECREASE IN CASH                                                                            (263,542)         (3,593,343)

CASH, BEGINNING OF PERIOD                                                                    706,657           4,300,000
                                                                                         -----------       -------------

CASH, END OF PERIOD                                                                      $   443,115       $     706,657
                                                                                         ===========       =============


See Notes to Financial Statements

                          DCI CHAPTER 7 SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 28, 1999 AND DECEMBER 31, 1998

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     DCI Chapter 7 Solutions, Inc. (the "Company") is a wholly-owned subsidiary of Union Bank of California, N.A. ("UBOC"). The Company was incorporated in the State of California in 1983. In August 1998, the Company was activated with a $4,275,000 capital infusion by UBOC for the express purpose of acquiring substantially all the business assets of DCI Corporation, a Tennessee corporation, on September 2, 1998 (SEE NOTE 2). The Company markets and licenses proprietary software products and provides support services for Chapter 7 bankruptcy trustees throughout the United States.

     The Company ceased operations on November 28, 1999 upon the acquisition by Electronic Processing Inc. ("EPI"), a Kansas corporation (SEE NOTE 11).

Operating Segments

     The Company's Chapter 7 operations represents a single operating segment. The Company serves a national client base by licensing specialty software products and providing coordinated support (network integration, post-installation support and other value-added services), which facilitate the administrative aspects of bankruptcy management for court-appointed trustees. A major portion of the Company's revenue is derived from UBOC (SEE NOTE 8).

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


PROPERTY AND EQUIPMENT

     Property and equipment are depreciated on a straight-line basis over the estimated useful life of each asset.

INTANGIBLE ASSETS

     The excess of purchase price over fair value of the acquired business assets of DCI Corporation at acquisition date is being amortized on a straight-line basis over five years.

REVENUE RECOGNITION

     For the Company's Chapter 7 bankruptcy software product, monthly fees are received from various financial institutions after the product is installed and deposits are transferred based on the level of trustees' deposits with that institution.

                          DCI CHAPTER 7 SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 28, 1999 AND DECEMBER 31, 1998

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Licensing fees are received in advance on all new trustee accounts and are recognized as income in the period received.

INCOME TAXES

     The Company files a consolidated federal income tax return and combined California franchise tax returns and has entered into a tax sharing agreement with UBOC. The agreement requires each group member to calculate its own tax liability as though it filed separate Federal and State income tax returns. UBOC serves as the clearing agent for purposes of collecting from other group members their respective shares of tax liability or reimbursing members for tax benefits they provide. UBOC does not reimburse any other member for such member's deferred tax account.

     Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.


NOTE 2:  ACQUISITIONS

      On September 2, 1998, the Company acquired substantially all business assets of the Chapter 7 division of DCI Corporation, a Tennessee corporation, that primarily provided Chapter 7 program development, marketing and servicing. The acquisition was accounted for as a purchase transaction and, accordingly, the purchase price was allocated to all identifiable intangible and tangible assets based upon their estimated fair values. The total purchase price amounted to $3,696,238, which consisted of net intangible assets (software) of $250,000, net tangible assets of $24,937 and excess of cost over fair value of net assets acquired of $3,421,301. Cash of $3,496,238 and a note payable for $200,000 (SEE
NOTE 4) were given as consideration of this purchase.

         Concurrent with the acquisition of substantially all business assets of DCI Corporation, the Company entered into a $500,000 retention bonus agreement with a certain officer of DCI Corporation. Of this amount, $250,000 was paid at closing with the other amounts being payable in three installments at the anniversary date of the closing. Included in liabilities at November 28, 1999 and December 31, 1998 are $175,000 and $250,000, respectively, relating to this agreement. None of the amounts were contingent upon continued employment, so the amount was recorded as compensation expense on the agreement date.

                          DCI CHAPTER 7 SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 28, 1999 AND DECEMBER 31, 1998

NOTE 3:  OPERATING LEASE

     The Company has a noncancellable operating lease for office space, which expires in September 2000. The lease requires the Company to pay all executory costs (property taxes, maintenance and insurance).

     Future minimum lease payments at November 28, 1999 are as follows:

                     2000                                           $70,000
                                                                    =======

         Rental expense under this lease was $83,333 and $41,389 for the periods January 1, 1999 through November 28, 1999 and September 2, 1998 through December 31, 1998, respectively.


NOTE 4:  NOTE PAYABLE

     As a part of the acquisition of substantially all of the business assets of DCI Corporation, the Company entered into a note payable agreement with the owner of DCI Corporation. The note represents a working capital payable that was retained from the sales proceeds disbursed to the seller at the acquisition date. Upon satisfactory settlement of all accounts receivable and payable existing at the acquisition date, the note payable was due to the seller on the first anniversary date of the acquisition. The agreement required interest to be paid on this balance at 5.5% per annum. The principal balance plus accrued interest was disbursed to the seller in September 1999.


NOTE 5:  RELATED PARTY TRANSACTIONS

     The Company has entered into various transactions with its parent company, UBOC, to provide Chapter 7 processing for its customers. Service fees are billed one month in arrears while license fees are determined by contract. Effective February 9, 1999, UBOC ceased paying the Company license fees on trustee arrangements originating after that date. Additionally, concurrent with the sale (SEE NOTE 11), UBOC opted not to pay for November 1999 service fees.

         UBOC provides certain administrative services to the Company for which it receives a management fee. For the period September 2, 1998 through December 31, 1998, this fee was based on an estimate of the hours and salary cost of specific employees. For the period January 1, 1999 through November 28, 1999, this fee was based on an allocation of corporate overhead costs principally based on the full-time equivalent employees for each company.

                          DCI CHAPTER 7 SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 28, 1999 AND DECEMBER 31, 1998

NOTE 5:  RELATED PARTY TRANSACTIONS (CONTINUED)

     The activity between the Company and UBOC for the periods January 1, 1999 through November 28, 1999 and September 2, 1998 through December 31, 1998 is summarized below:

                                                                              1999                1998
                                                                           ----------          -------
             Service fee revenue                                             $971,612          $  389,129
             License fee revenue                                               15,200               6,200
             Accounts receivable                                                                  100,494
             Management fee expense                                           227,200              27,880
             Income taxes payable                                              29,820             132,745

NOTE 6:  EMPLOYEE BENEFIT AND INCENTIVE PLANS

      The Company is a participant in the UBOC Retirement Plan, which is a noncontributory defined benefit plan. The plan provides retirement benefits based on years of credited service and the final average compensation amount as defined in the plan. Employees become eligible for this plan after one year of service and become fully vested after five years of service. No employees were eligible for participation in the plan as of December 31, 1998, and no employees were vested in the plan as of November 28, 1999.

      The Company also is a participant in UBOC's defined contribution plan authorized under Section 401(k) of the Internal Revenue Code. All eligible employees with at least one year of service are eligible to participate in the plan. The Company recognized no expense related to this plan for either 1999 or 1998.


NOTE 7:  INCOME TAXES

         The income tax benefit includes the following components:

                                                                             1999                1998
                                                                         -----------         --------

            Current tax benefit                                         $    (91,915)         $(160,255)
            Deferred income taxes                                           (195,317)          (104,269)
                                                                         ------------        ------------

                                                                         $  (287,232)         $(264,524)
                                                                         ============        ===========

                          DCI CHAPTER 7 SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 28, 1999 AND DECEMBER 31, 1998

NOTE 7:  INCOME TAXES (CONTINUED)

     A reconciliation of the income tax benefit at the statutory rate to the income tax benefit at the Company's effective rate is shown below:

                                                                             1999                1998
                                                                         -----------         --------

             Computed at the statutory rate (35%)                        $  (268,449)       $  (244,777)
             Increase (decrease) in taxes resulting from:
                 Nondeductible expenses                                        1,925              3,087
                 State income taxes, net of federal
                    tax effect and other                                     (20,708)           (22,834)
                                                                         ------------       ------------

                        Income tax benefit                               $  (287,232)       $  (264,524)
                                                                         ============       ============

     The tax effects of temporary differences related to deferred taxes shown on the accompanying balance sheets are as follows:

                                                                             1999                1998
                                                                         -----------          ---------
             Deferred tax assets:
                 Accrued compensation                                     $    66,938         $  107,227
                 Excess of cost over fair value of
                    net assets acquired                                       232,648             58,162
                                                                          -----------          ----------
                                                                              299,586            165,389
             Deferred tax liabilities:
                 Accrued income                                                                  (61,120)
                                                                          -----------          ----------
                                                                           $  299,586          $ 104,269
                                                                          ===========          ==========

    The above net deferred tax asset is presented on the balance sheets as follows:


                                                                             1999                1998
                                                                         -----------         --------

             Deferred tax asset - current                                 $    28,688
             Deferred tax asset - long-term                                   270,898         $   125,100
             Deferred tax liability - current                                                     (20,831)
                                                                          -----------         ------------

                                                                          $   299,586         $   104,269
                                                                          ===========         ===========

                          DCI CHAPTER 7 SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 28, 1999 AND DECEMBER 31, 1998

NOTE 8:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

     Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

     - As discussed in Note 5, the Company recognized service and license fee revenues totaling $986,812 (66% of total revenues) and $395,329 (63% of total revenues) in transactions with its parent company, UBOC, for the periods ended November 28, 1999 and December 31, 1998, respectively. Additionally, amounts due from UBOC represented 46% of the Company's December 31, 1998 accounts receivable balance.


NOTE 9:  NET LOSS PER SHARE

     The details of the basic net loss per share calculations are as follows:

                                                     1999                                        1998
                                ------------------------------------------    ----------------------------------------
                                                   Weighted                                    Weighted
                                                   Average                                     Average
                                                    Shares       Per Share                      Shares       Per Share
                                    Net (Loss)   Outstanding      AMOUNT        Net (Loss)   Outstanding      Amount
                                --------------   -----------     ---------     -----------   -----------     ---------
Net loss                         $ (479,765)                                    $(434,838)
                                  ----------                                    ----------

Net loss per share:
    Income available to common
       shareholders              $ (479,765)       25,000          $(19.19)     $(434,838)       25,000        $(17.39)
                                 ===========       ======          ========     ==========       ======        ========


NOTE 10:  ADDITIONAL CASH FLOWS INFORMATION

                                                                                            1999                 1998
                                                                                         ---------            -------

NONCASH INVESTING AND FINANCING ACTIVITIES

      Note payable issued in purchase transaction                                                             $  200,000

ADDITIONAL CASH INFORMATION

      Interest paid                                                                      $  11,000

                          DCI CHAPTER 7 SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 28, 1999 AND DECEMBER 31, 1998

NOTE 11:  SUBSEQUENT EVENT

     On November 29, 1999, the Company sold substantially all of its operating net assets (tangible and intangible) to Electronic Processing Inc. ("EPI"), a Kansas corporation, in a cash transaction totaling $9,500,000.

                           ELECTRONIC PROCESSING, INC.

                         PRO FORMA FINANCIAL INFORMATION
                                   (UNAUDITED)

                           ELECTRONIC PROCESSING, INC.

                   PRO FORMA CONDENSED COMBINING BALANCE SHEET

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

                                                                     DCI
                                                  Electronic       Chapter 7
                                                  Processing       Solutions,                      Pro Forma            Pro Forma
                                                      Inc.            Inc.         Combined       Adjustments          Consolidated
                                                  -----------     -----------     -----------     ------------         -----------
CURRENT ASSETS
    Cash and cash equivalents                     $ 8,435,257     $   314,069     $ 8,749,326     $  (314,069) 1.a.
                                                                                                   (8,435,257) 1.b.
    Short-term investments                          1,700,000                       1,700,000      (1,621,647) 1.b.    $    78,353
    Accounts receivable, trade, net of
       allowance for doubtful accounts              3,724,024          72,448       3,796,472                            3,796,472
    Other                                             313,493           7,357         320,850          (7,357) 1.a.        313,493
                                                  -----------     -----------     -----------     ------------         -----------
                                                   14,172,774         393,874      14,566,648     (10,378,330)           4,188,318

PROPERTY AND EQUIPMENT, At cost,
    less accumulated depreciation                   6,418,414          53,804       6,472,218         172,280  1.b.      6,644,498

SOFTWARE DEVELOPMENT COSTS,
    net of amortization                             2,123,156         195,833       2,318,989         (95,833) 1.b.      2,223,156

OTHER ASSETS
    Excess of cost over fair value of net
       assets acquired                                 57,963       2,680,019       2,737,982      (2,680,019) 1.a.      6,479,116
                                                                                                    6,421,153  1.b.
    Customer list                                                                                   3,150,248  1.b.      3,150,248
    Deferred income taxes                                             255,963         255,963        (255,963) 1.a.
    Other                                               5,430                           5,430         250,000  a.b.        255,430
                                                  -----------     -----------     -----------     -----------          -----------

TOTAL ASSETS                                      $22,777,737     $ 3,579,493     $26,357,230     $(3,416,464)         $22,940,766
                                                  ===========     ===========     ===========     ============         ===========


CURRENT LIABILITIES
    Current maturities of long-term debt          $    73,565                     $    73,565                          $    73,565
    Accounts payable and accrued expenses             929,941     $    85,745       1,015,686         (75,000) 1.a.        940,686
    Other                                             137,274         102,954         240,228         152,284  1.b.        289,558
                                                                                                     (102,954) 1.a.
                                                    1,140,780         188,699       1,329,479         (25,670)           1,303,809
                                                  -----------     -----------     -----------     -----------          -----------
LONG-TERM DEBT                                        120,360         100,000         220,360        (100,000) 1.a.        120,360

DEFERRED INCOME TAXES                                 616,000                         616,000                              616,000

STOCKHOLDERS' EQUITY                               20,900,597       3,290,794      24,191,391      (2,979,454) 1.a.     20,900,597
                                                                                                     (311,340) 1.b.
                                                  -----------     -----------     -----------     -----------          -----------

TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY                     $22,777,737     $ 3,579,493     $26,357,230     $(3,416,464)         $22,940,766
                                                  ===========     ===========     ===========     ============         ===========

                           ELECTRONIC PROCESSING, INC.

              PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                                   (UNAUDITED)

                                                                     DCI
                                                  Electronic       Chapter 7
                                                  Processing       Solutions,                      Pro Forma            Pro Forma
                                                      Inc.            Inc.         Combined       Adjustments          Consolidated
                                                  -----------     -----------     -----------     ------------         -----------
OPERATING REVENUES                                $11,031,682     $ 1,351,176     $12,382,858                          $12,382,858
                                                  -----------     -----------     -----------                          -----------

OPERATING EXPENSES
    General and administrative                      7,404,819       1,399,584       8,804,403     $   (91,000) 2.c.      8,713,403
    Depreciation and amortization                   1,558,200         558,689       2,116,889          62,590  2.b.      2,179,479
                                                  -----------     -----------     -----------     -----------          -----------
                                                    8,963,019       1,958,273      10,921,292         (28,410)          10,892,882
                                                  -----------     -----------     -----------     ------------         -----------

INCOME (LOSS) FROM OPERATIONS                       2,068,663        (607,097)      1,461,566          28,410            1,489,976

OTHER INCOME (EXPENSE)                                360,079          (8,288)        351,791        (346,470) 2.d.          5,321
                                                  -----------     ------------    -----------     ------------         -----------

INCOME (LOSS) BEFORE INCOME
    TAXES                                           2,428,742        (615,385)      1,813,357        (318,060)           1,495,297

INCOME TAX PROVISION (BENEFIT)                        934,338        (227,830)        706,508        (120,227) 2.e.        586,281
                                                  -----------     ------------    -----------     ------------         -----------

NET INCOME (LOSS)                                 $ 1,494,404     $  (387,555)    $ 1,106,849     $  (197,833)         $   909,016
                                                  ===========     ============    ===========     ============         ===========

EARNINGS PER COMMON SHARE

    Basic                                                0.32                                                                 0.20
                                                  ===========                                                          ===========
    Diluted                                              0.31                                                                 0.19
                                                  ===========                                                          ===========

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING
    Basic                                           4,635,402                                                            4,635,402
                                                  ===========                                                          ===========
    Diluted                                         4,806,116                                                            4,806,116
                                                  ===========                                                          ===========

                           ELECTRONIC PROCESSING, INC.

            PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                      THREE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                   Electronic         DCI
                                                   Processing      Chapter 7                       Pro Forma            Pro Forma
                                                     Inc.       Solutions, Inc.     Combined      Adjustments          Consolidated
                                                  -----------     -----------     -----------     -----------          -----------
OPERATING REVENUES                                $ 3,073,038     $   478,376     $ 3,551,414                          $ 3,551,414
                                                  -----------     -----------     -----------                          -----------

OPERATING EXPENSES
    General and administrative                      2,114,909         492,922       2,607,831                            2,607,831
    Depreciation and amortization                     420,373         184,160         604,533     $    20,863  2.b.        625,396
                                                  -----------     -----------     -----------     -----------          -----------
                                                    2,535,282         677,082       3,212,364          20,863            3,233,227
                                                  -----------     -----------     -----------     -----------          -----------

INCOME (LOSS) FROM OPERATIONS                         537,756        (198,706)        339,050         (20,863)             318,187

OTHER INCOME (EXPENSE)                                133,047          (2,712)        130,335         (84,305) 2.d.         46,030
                                                  -----------     ------------    -----------     ------------         -----------

INCOME (LOSS) BEFORE INCOME
    TAXES                                             670,803        (201,418)        469,385        (105,168)             364,217

INCOME TAX PROVISION (BENEFIT)                        259,098         (76,136)        182,962         (39,754) 2.e.        143,208
                                                  -----------     ------------    -----------     ------------         -----------

NET INCOME (LOSS)                                 $   411,705     $  (125,282)    $   286,423     $   (65,414)         $   221,009
                                                  ===========     ============    ===========     ============         ===========

EARNINGS PER COMMON SHARE

    BASIC                                                0.09                                                                 0.05
                                                  ===========                                                          ===========
    Diluted                                              0.09                                                                 0.05
                                                  ===========                                                          ===========

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING
    BASIC                                           4,633,264                                                            4,633,264
                                                  ===========                                                          ===========
    Diluted                                         4,772,117                                                            4,772,117
                                                  ===========                                                          ===========

                           ELECTRONIC PROCESSING, INC.

                     NOTES TO PRO FORMA CONDENSED COMBINING

                              FINANCIAL STATEMENTS
                                   (UNAUDITED)


On November 19, 1999, the Company entered into an asset purchase agreement with DCI Chapter 7 Solutions, Inc. ("DCI"), (a wholly owned subsidiary of the Union Bank of California, N.A.) for $9,549,216. Concurrently with this transaction, the Company entered into an agreement directly with Union Bank of California, N.A. for the acquisition of certain computer equipment for $507,688. These transactions were closed on November 29, 1999.

     1. The pro forma condensed combining balance sheet of the Company and DCI as of September 30, 1999 has been prepared as if the acquisitions occurred on September 30, 1999 in accordance with the following assumptions:

             a. The transactions are accounted for utilizing the purchase method of accounting. The assets and liabilities not purchased by the Company have been eliminated. The eliminations include DCI's cash, deposits, cost in excess of assets acquired, deferred tax asset, due to (from) Union Bank of California and retention bonus payable.

             b. In accordance with the purchase method of accounting, the net assets of DCI are adjusted to their fair value. The components of the transaction assumed in the pro forma condensed combining balance sheet are outlined as follows:

          Cash                                                                                      $  10,056,904
            Less: Historical book value of DCI (adjusted for assets
               and liabilities not acquired)                                       $    311,340

          Adjustments to reflect fair value of DCI's assets:
               Software development costs                                               (95,833)
               Computer equipment                                                       172,280
               Customer list                                                          3,150,248
               Non-compete agreement                                                    250,000
               Employee relocation obligation                                          (152,284)        3,635,751
                                                                                   -------------    -------------


               Excess of cost over fair value of net assets acquired                                $   6,421,153
                                                                                                    =============

     2. The pro forma condensed statements of operations have been prepared in accordance with the following assumptions:

             a. The acquisition occurs on October 1, 1998 and is accounted for using the purchase method of accounting. Accordingly, the operations of DCI are included in the pro forma consolidated results of operations from October 1, 1998 through the last reporting period of the registrant (nine months ended September 30, 1999).

                           ELECTRONIC PROCESSING, INC.

                     NOTES TO PRO FORMA CONDENSED COMBINING

                              FINANCIAL STATEMENTS
                                   (UNAUDITED)


           b. The net change in amortization expense is comprised of the following:

                                                                         Nine Months Ended      Three Months Ended
                                                                        September 30, 1999      December 31, 1998
                                                                        ------------------      ------------------
               Increase in amortization expenses of cost in excess
               of fair value of assets acquired relating to the
               Company's acquisition of DCI                                 $   242,949             $    80,983

               Increase in amortization expense of customer  list
               acquired in the Company's acquisition of DCI                     295,336                  98,445

               Increase in amortization expense of the non-compete
               agreement resulting from the Company's acquisition
               of DCI                                                            37,500                  12,500

               Decrease in amortization expense of DCI's cost in
               excess of fair value of assets acquired                         (513,195)               (171,065)
                                                                            ------------            -----------

               Increase in amortization expense                             $     62,590            $    20,863
                                                                            ============            ===========

               - The excess of cost over fair value of net assets acquired is being amortized using the straight-line method over 20 years.

               - The customer list is being amortized using the straight-line basis over the estimated life of the underlying service contracts, which has been determined to be 8 years.

               - The non-compete agreement resulting from the acquisition is being amortized using the straight-line method over 5 years.

               - DCI's amortization of cost in excess of fair value of assets was being amortized over a period of 5 years on the straight-line basis.

           c. Entry to remove the effect of retention bonuses paid by DCI that are not anticipated to be ongoing costs.

           d. Interest income of the Company has been reduced based on the assumed reduction of interest bearing investments which would have occurred on the October 1, 1998 date.

           e. The tax effect of these adjustments is calculated using the combined incremental tax of 37.8%.

                           ELECTRONIC PROCESSING, INC.

                     NOTES TO PRO FORMA CONDENSED COMBINING

                              FINANCIAL STATEMENTS
                                   (UNAUDITED)


In the accompanying pro forma condensed combining financial statements, the Company has not attempted to project the impact of the different Chapter 7 revenue model which exists between DCI/UBOC and the existing Company arrangement. Additionally, no attempt has been made to contrast the level of management fees which DCI has incurred during the subject periods to the actual level of operating costs which would be present in the combined entity's financials or the financial statement impact of a substantial payment from Bank of America on acquisition date for technology integration services.

The pro forma condensed combining financial statements, which have been prepared by the Company's management based upon the historical financial statements of the Company and DCI Chapter 7 Solutions, Inc., should be read in conjunction with the accompanying audited financial statements and notes thereto of DCI Chapter 7 Solutions, Inc. contained elsewhere in this document. The pro forma condensed combining financial statements are not necessarily indicative of the financial position or the results of operations of the combined entities as they may be in the future or as they might have been if the proposed transaction had been in effect on the dates indicated.